

PROSPECTUS SUPPLEMENT                                                   FILE NO. 333-44173
(TO THE PROSPECTUS DATED JANUARY 29, 1998 AND PROSPECTUS SUPPLEMENT         RULE 424(B)(3)
DATED MARCH 12, 1998)
PROSPECTUS NUMBER: 1723




                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                              FLOATING RATE NOTES



PRINCIPAL AMOUNT:       $50,000,000             ORIGINAL ISSUE DATE:            June 8, 1998


CUSIP NUMBER:           59018S J70              STATED MATURITY DATE:           June 8, 2000


INTEREST CALCULATION:                           DAY COUNT CONVENTION:
/x/ REGULAR FLOATING RATE NOTE                  /x/ ACTUAL/360
/ / INVERSE FLOATING RATE NOTE                  / / 30/360
(FIXED INTEREST RATE):                          / / ACTUAL/ACTUAL


INTEREST RATE BASIS:
/ / LIBOR                                       / / COMMERCIAL PAPER RATE
/ / CMT RATE                                    / / ELEVENTH DISTRICT COST OF FUNDS RATE
/ / PRIME RATE                                  / / CD RATE
/x/ FEDERAL FUNDS RATE                          / / OTHER (SEE ATTACHED)
/ / TREASURY RATE
DESIGNATED CMT PAGE:                            DESIGNATED LIBOR PAGE:
CMT TELERATE PAGE:                              LIBOR TELERATE PAGE:
CMT REUTERS PAGE:                               LIBOR REUTERS PAGE:


INDEX MATURITY:         Daily                   MINIMUM INTEREST RATE:          Not Applicable


SPREAD:                 0.200%                  MAXIMUM INTEREST RATE:          Not Applicable


INITIAL INTEREST RATE:  TBD                     SPREAD MULTIPLIER:              Not Applicable


INTEREST RESET DATES:   Daily commencing June 8, 1998 through the maturity date, subject to following business day convention.


INTEREST PAYMENT DATES: Quarterly on the 8th of September, December, March and June, commencing
                        September 8, 1998 through the maturity date, subject to following business day convention.


REPAYMENT AT THE
OPTION OF THE HOLDER:   The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE
OPTION OF THE COMPANY:  The Notes cannot be redeemed prior to the Stated Maturity Date.


FORM:                   The Notes are being issued in fully registered book-entry form.


TRUSTEE:                The Chase Manhattan Bank


DATED:                  June 3, 1998

